UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 30, 2012

GLOBAL AXCESS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On June 30, 2012, Global Axcess Corp., a Nevada corporation (the “Company”), and certain affiliates of the Company, entered into a modification (the “Omnibus Modification”) of several existing credit facilities with Fifth Third Bank. The Omnibus Modification relates to facilities entered into in connection with:

1. That certain Loan and Security Agreement (the “Loan and Security Agreement”) and corresponding $5.0 million term note and $2.0 million inventory draw note that were entered into and issued by the Company to Fifth Third on June 18, 2010, and several draw loans that were extended to the Company in 2011 pursuant thereto. The Loan and Security Agreement was previously amended by the first amendment, entered into December 17, 2010 (the “First Amendment”), the second amendment entered into January 4, 2012, the third amendment entered into May 10, 2012 (the “Third Amendment”) and the fourth amendment entered into May 31, 2012.

2. The First Amendment to the Loan and Security Agreement (which provided an additional $1.65 million credit facility), and several draw loans that were extended to the Company in 2010 and 2011 pursuant thereto.

3. That certain 2011-B Loan and Security Agreement (the “B-Loan”), dated as of November 23, 2011 (providing a $1.0 million draw loan facility) and a draw loan that was extended to the Company in 2011 pursuant thereto.

4. That certain 2011-C Loan and Security Agreement (the “C-Loan”), dated as of December 29, 2011 (providing a $3.0 million draw loan facility) and two draw loans that were extended to the Company in 2011 pursuant thereto.

The Omnibus Amendment amends each of the Loan and Security Agreement, the First Amendment, the B-Loan and the C-Loan (and each of the draw loan facilities extended pursuant thereto) to adjust the pricing component of each of the draw loans. Each draw loan specified in the Omnibus Amendment is now priced at LIBOR + 7.5%, provided, however, that upon receipt by Fifth Third of the Company’s audited Financial Statements for the period ending December 31, 2012, and for each quarter thereafter, the interest rate shall decrease as of the beginning of the quarter next following the quarter for which the financial statements are received, to LIBOR + 5.50%, provided further that (i) the Company’s Debt Service Coverage Ratio is greater than 1.2; (ii) its ratio of Senior Funded Debt to EBITDA is less than 2.0; and (iii) the Company (and affiliates) collectively maintain an average balance of at least $1,200,000 of unencumbered liquid assets , as measured quarterly. The periods of applicability of any such decrease to LIBOR + 5.50% (or reverting to LIBOR + 7.5%) shall be measured quarterly.

The Omnibus Amendment also amends Section 10.3 of the Loan and Security Agreement (which was added by the Third Amendment), which section requires a minimum amount of Unencumbered Liquid Assets to be maintained by the Company (and affiliates) over the life of any outstanding loan, as measured quarterly. The Omnibus Amendment adds a schedule of new quarterly liquidity requirements from June 30, 2012 to March 15, 2015, as set forth in such agreement.

All capitalized terms used in the foregoing description have the meanings ascribed to them in the Loan and Security Agreement. Except as modified by the Omnibus Amendment, the terms of the Loan and Security Agreement, as modified, the First Amendment, the B-Loan and the C-Loan, and related draw loans, remain in full force and effect.

The foregoing description of the Omnibus Amendment is qualified in its entirety by reference to the text of the Omnibus Amendment, a copy of which is filed herewith as Exhibit 4.1.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

	4.1	Amendment to Four Certain Global Axcess Loan and Security Agreements, entered June 30, 2012, by and between Global Axcess Corp. (and affiliates) and Fifth Third Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP.

Dated: July 6, 2012	By:	/s/ Michael J. Loiacono
	Name:	Michael J. Loiacono
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Amendment to Four Certain Global Axcess Loan and Security Agreements, entered June 30, 2012, by and between Global Axcess Corp. (and affiliates) and Fifth Third Bank.